CHAIRMAN EMPLOYMENT AGREEMENT

CHAIRMAN EMPLOYMENT AGREEMENT, dated Febreuary 1, 2008, by and between deltathree, Inc., a Delaware corporation (the "Company"), and Lior Samuelson ("Chairman").

W I T N E S S E TH:

WHEREAS, the Company desires to enter into an agreement, effective as of the date of this Agreement (the "Commencement Date") to set out the terms and conditions of Chairman's employment by the Company from and after the Commencement Date; and

WHEREAS, the Chairman desires to start the employment in the Company from and after the Commencement Date under those terms and conditions;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Company and Chairman hereby agree as follows:

1. Employment.

(a) Agreement to Employ. Upon the terms and subject to the conditions of this Agreement, the Company hereby employs Chairman, and Chairman hereby accepts employment by the Company.

(b) Term of Agreement. Unless earlier terminated pursuant to Section 5 hereof, the period of this Agreement and the Chairman's continued employment hereunder (the "Agreement Term") shall commence as of February 1, 2008, (the "Effective Date"), and shall expire on January 31, 2011

The period commencing on the Commencement Date and ending on the earlier of (i) the expiration of the Agreement, or (ii) the date of Chairman's termination of employment pursuant to Section 5(a) shall be referred to as the "Employment Period

2. Position and Duties.

(a) In general. Chairman shall be employed as Chairman of the board and shall perform such duties and services, consistent with such position and its current duties and services for the Company,.

(b) Part-time employment. During the Employment Period, Chairman shall use his reasonable best efforts, judgment, skill and energy to perform such services, to devote as much time as is required to execute the responsibilities and duties under this agreement and to improve and advance the business and interests of the Company.

(c )   You may accept other engagements with other companies while this agreement is in effect, provided that such engagements do not interfere with your duties and responsibilities under this agreement. It is agreed that you can continue to serve as a partner of Mercator Capital, Mercator Securities, and Mercator Management without breaching any obligations under this agreement.

3. Compensation.

(a) Base Salary. During the Employment Period, the Company shall pay Chairman a base salary at the annual rate of US$125,000 payable in accordance with the Company’s customary payroll practices (the “Base Salary”); The Base Salary shall be payable in such installments (but not less frequent than monthly) as the salaries of other employees of the Company are paid.

(b) Stock Incentive Plan. The Company shall grant Chairman an award of non-qualified stock options (the “Option”), under the Company's 2004 Stock Incentive Plan (“the Plan”), to purchase 300,000 shares of the Company’s Class A Common Stock at an exercise price equal to fair market value as defined under the Plan on the grant date. Option grant date shall be as of the Commencement Date. The Option shall become exercisable on date or event as set forth below, provided that Chairman is employed by the Company on such date or event, and once exercisable shall, except as otherwise provided below, remain exercisable until the expiration of seven years from the grant date . However, the Option shall be immediately terminated upon a termination of Chairman's employment by the Company for Cause (as hereinafter defined). The exercisable portion of the Option shall, following any termination of Chairman's employment, remain exercisable for the lesser of one year and the remaining term of the Option.

DateFirstExercisable	Number of Shares Options Exercisable
Three months as of the Commencement Date	18,750
Quarterly thereafter through the duration of this agreemnt	18,750

In the event of Change In Control (as defined in section5), occurring six (6) months or later after the Commencment Date, all unvested Options shall become immediately excercisable in full

4.	Expenses.

 (a) Business Expenses. During the Employment Period, the Company shall pay or reimburse Chairman for all reasonable business expenses incurred or paid by Chairman in the performance of Chairman's duties hereunder, upon presentation of expense statements or vouchers and such

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other information as the Company may require and in accordance with the generally applicable policies and procedures of the Company. If a business expense reimbursement is not exempt from Section 409A of the Internal Revenue Code of 1986, as amended, and any successor statute, regulation and guidance thereto ("Code Section 409A"), any reimbursement in one calendar year shall not affect the amount that may be reimbursed in any other calendar year and a reimbursement (or right thereto) may not be exchanged or liquidated for another benefit or payment. Any business expense reimbursements subject to Code Section 409A shall be made no later than the end of the calendar year following the calendar year in which such business expense is incurred by the Employee.

(b) Indemnification. The Company shall indemnify Chairman and hold Chairman harmless from and against any claim, loss or cause of action arising from or out of Chairman's performance as an officer, director or employee of the Company or any of its subsidiaries or affiliates or in any other capacity, including any fiduciary capacity, in which Chairman serves at the request of the Company to the maximum extent permitted by applicable law and the Company's Certificate of Incorporation and Bylaws in effect on the date hereof.

5. Termination of Employment.

(a) Termination of the Employment Period. The Employment Period shall end upon the earliest to occur of (i) a termination of Chairman's employment on account of Change of Control , (ii) a Termination for Cause or Without Cause, , (iii) 90 day notice be either party . The Company or the Chairman may initiate a termination in any manner permitted hereunder by giving the other party written notice thereof (the "Termination Notice"). The effective date (the "Termination Date") of any termination shall be deemed to be the later of (i) in the case of a Termination Notice from Chairman, 45 days after the receipt by the Company of the Termination Notice, (ii) the date on which the Termination Notice is given, or (iii) the date specified in the Termination Notice; provided, however, that in the case of the Chairman's death, the Termination Date shall be the date of death. Upon termination of his employment for any reason, Chairman will immediately resign from all positions that he holds with the Company and its Affiliates.

(b) Payments Upon Terminations. In the event that Chairman's employment is terminated by the Company or by Chairman (as in section 5(a)), the Company shall pay Chairman his Earned Salary.

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(c) Timing of Payments. Earned Salary shall be paid in a single lump sum as soon as practicable, but in no event later than the earlier of 60 days following the end of the Employment Period or the day such Earned Salary would have been payable under the Company's normal payroll practices. . If at the time a payment is to be made under this Agreement, it is determined that the Chairman is a “specified employee” of the Company (within the meaning of Code Section 409A), then limited only to the extent necessary to comply with the requirements of Section 409A of the Code, any payments to which the Chairman may become entitled under this Agreement which are subject to Section 409A of the Code (and not otherwise exempt from its application) will be withheld until the first (1st) business day of the seventh (7th) month following the termination of employment, at which time Chairman shall be paid an aggregate amount equal to the accumulated, but unpaid, payments otherwise due to Chairman under the terms of this Agreement.

(d) Definitions. The following capitalized terms have the following meanings:

"Change in Control" means the occurrence of either (i) a sale or other disposition of stock of the Company or an issuance of stock of the Company as a result of which any "person" (as such term is used in section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the beneficial owner of more than 50% of the total voting power of the Company and those persons who are members of the Board of Directors of the Company immediately prior to the closing of such transaction constitute less than one half of the membership of the Board of Directors of the Company immediately following the closing of such transaction, (ii) any merger, consolidation or reorganization following which those persons who are members of the Board of Directors of the Company immediately prior to the closing of such transaction constitute less than one half of the membership of the board of directors of the surviving entity immediately following the closing of such transaction, (iii) a transaction pursuant to which more than 50% of the total value of the assets of the Company and its consolidated subsidiaries are transferred and the transferee of such assets is not a subsidiary of the Company, or a company controlled by the Company

"Earned Salary" means any Base Salary earned, but unpaid, for services rendered to the Company on or prior to the date on which the Employment Period ends.

"Termination for Cause" means a termination of Chairman's employment by the Company due to (i) Chairman's conviction of a felony or the entering by Chairman of a plea of nolo contendere with respect to a charged felony, (ii) Chairman's gross negligence, recklessness, dishonesty, or fraud, willful malfeasance or willful misconduct in the performance of the services contained in this Agreement; (iii) a willful failure without reasonable justification to comply with a reasonable written order of the Board of Directors; or (iv) a willful and material breach of Chairman’s duties or obligations under this Agreement Notwithstanding the foregoing, a termination shall not be treated as a Termination for Cause unless the Company shall have delivered a written notice to Chairman stating that it intends to terminate his employment for Cause and specifying the factual basis for such termination, and the event or events that form the basis for the notice, if capable of being cured, shall not have been cured within 30 days of the receipt of such notice.

"Termination Without Cause" means any termination by the Company of Chairman's employment hereunder other than (i) a Termination due to Disability, (ii) a Termination due to Retirement or (iii) a Termination for Cause.

e) Full Discharge of Company Obligations. The amounts payable to Chairman pursuant to this Section 5 following termination of his employment (including amounts payable with respect to Vested Benefits) shall be in full and complete satisfaction of Chairman's rights under this Agreement and any other claims he may have in respect of his employment by the Company or any of its subsidiaries or Affiliates. Such amounts shall constitute liquidated damages with respect to any and all such rights and claims and, upon Chairman's receipt of such amounts, the Company shall be released and discharged from any and all liability to Chairman in connection with this Agreement or otherwise in connection with Chairman's employment with the Company and its subsidiaries and Affiliates, other than Chairman's rights to indemnification under Section 4(d).

6. Successors and Assigns

(a) This Agreement will inure to the benefit of, and will be binding upon, the Company, its successors and assigns and upon the Chairman and his heirs, successors and assigns; provided, however, that, because this is an Agreement for personal services, the Chairman cannot assign any of his obligations under this Agreement to anyone else.

(b) This Agreement may be executed in counterparts, in which case each of the two counterparts will be deemed to be an original and the final counterpart shall be deemed to have been executed in New York, New York.

7. New York Law Governs

Any questions or other matters arising under this Agreement, whether of validity, interpretation, performance or otherwise, will therefore be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be wholly performed in New York, without reference to principles of conflicts or choice of law under which the law of any other jurisdiction would apply.

IN WITNESS WHEREOF, this Agreement has been executed by Chairman and then by the Company in New York, New York, on the dates shown below, but effective as of the date and year first above written.

Date:  2/1/2008
/s/ Lior Samuelson

Chairman

deltathree, Inc.

Date:  2/1/2008
By:  /s/ S. Zimels

Title:  President and CEO